UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2017

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITC Holdings Corp. 2017 Term Loan Credit Agreement

On March 23, 2017, ITC Holdings Corp. (“ITC Holdings”) entered into a Term Loan Credit Agreement (the “ITC Holdings 2017 Term Loan Credit Agreement”) with the various financial institutions and other persons from time to time parties thereto as lenders (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and as lead arranger and sole bookrunner. As of March 23, 2017, JPMorgan Chase Bank, N.A. is the only Lender under the ITC Holdings 2017 Term Loan Credit Agreement. The ITC Holdings 2017 Term Loan Credit Agreement establishes an unguaranteed, unsecured term loan credit facility under which ITC Holdings has borrowed $200,000,000. Funds borrowed may be used for general corporate purposes of ITC Holdings and its subsidiaries. The ITC Holdings 2017 Term Loan Credit Agreement contains covenants that: (a) place limitations on liens; and mergers, consolidations, liquidations and sales of all or substantially all assets; and (b) require ITC Holdings to maintain a maximum debt to capitalization ratio of 75%. The ITC Holdings 2017 Term Loan Credit Agreement contains certain customary events of default for unsecured, unguaranteed term loan credit facilities, the occurrence of which would allow the Lenders to accelerate all outstanding loans. The maturity date of the ITC Holdings 2017 Term Loan Credit Agreement is March 24, 2018.

At ITC Holdings’ option, loans under the ITC Holdings 2017 Term Loan Credit Agreement will bear interest at a rate equal to LIBOR plus an applicable margin of 0.90%.

The foregoing description of the ITC Holdings 2017 Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ITC Holdings 2017 Term Loan Credit Agreement. A copy of the ITC Holdings 2017 Term Loan Credit Agreement is attached hereto as Exhibit 10.01 and incorporated herein by reference as though fully set forth herein.

In the ordinary course of their respective businesses, certain of the Lenders and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with ITC Holdings and its affiliates for which they have in the past received, and may in the future receive, customary fees.

International Transmission Company 2017 Term Loan Credit Agreement

On March 23, 2017, International Transmission Company (“ITCTransmission”) entered into a Term Loan Credit Agreement (the “ITCTransmission 2017 Term Loan Credit Agreement”) with the various financial institutions and other persons from time to time parties thereto as lenders (the “Lenders”), and PNC Bank, National Association, as administrative agent for the Lenders. As of March 23, 2017, PNC Bank, National Association is the only Lender under the ITCTransmission 2017 Term Loan Credit Agreement. The ITCTransmission 2017 Term Loan Credit Agreement establishes an unguaranteed, unsecured term loan credit facility under which ITCTransmission has borrowed $50,000,000. Funds borrowed may be used for general corporate purposes of ITCTransmission and its subsidiaries (including, without limitation, to finance capital expenditures, investments, acquisitions and to repay indebtedness). The ITCTransmission 2017 Term Loan Credit Agreement contains covenants that: (a) place limitations on liens; and mergers, consolidations, liquidations and sales of all or substantially all assets; and (b) require ITCTransmission to maintain a maximum debt to capitalization ratio of 65%. The ITCTransmission 2017 Term Loan Credit Agreement contains certain customary events of default for unsecured, unguaranteed revolving credit facilities, the occurrence of which would allow the Lenders to accelerate all outstanding loans and terminate all commitments to lend. The maturity date of the ITCTransmission 2017 Term Loan Credit Agreement is March 23, 2019.

At ITCTransmission’s option, loans under the ITCTransmission 2017 Term Loan Credit Agreement will bear interest at a rate equal to LIBOR plus an applicable margin of 0.65%.

The foregoing description of the ITCTransmission 2017 Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ITCTransmission 2017 Term Loan Credit Agreement. A copy of the ITCTransmission 2017 Term Loan Credit Agreement is attached hereto as Exhibit 10.02 and incorporated herein by reference as though fully set forth herein.

In the ordinary course of their respective businesses, certain of the Lenders and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with ITCTransmission and its affiliates for which they have in the past received, and may in the future receive, customary fees.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.01

ITC Holdings 2017 Term Loan Credit Agreement, dated as of March 23, 2017, among ITC Holdings Corp., the various financial institutions and other persons from time to time parties thereto as lenders and JPMorgan Chase Bank, N.A., as administrative agent, lead arranger and sole bookrunner.

10.02

ITCTransmission 2017 Term Loan Credit Agreement, dated as of March 23, 2017, among International Transmission Company, the various financial institutions and other persons from time to time parties thereto as lenders and PNC Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 27, 2017

ITC HOLDINGS CORP.

By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Its:	Senior Vice President and General Counsel